Calculation of Filing Fee Tables
S-3
DOW INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	3	Other	Depositary shares	457(r)				0.0001531
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	5	Other	Guarantees	457(r)				0.0001531
Fees to be Paid	6	Other	Warrants to purchase common stock, preferred stock an debt securities	457(r)				0.0001531
Fees to be Paid	7	Other	Stock purchase contracts	457(r)				0.0001531
Fees to be Paid	8	Other	Stock purchase units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	* Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413. (1) Also includes the presently indeterminate number of shares of common stock as may be issued by Dow Inc. (a) upon conversion of or exchange for any debt securities or preferred shares of Dow Inc. that provide for conversion or exchange into common stock of Dow Inc., (b) upon exercise of Dow Inc. warrants to purchase Dow Inc. common stock or (c) pursuant to Dow Inc. stock purchase contracts. (8) An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an unspecified number of securities that may be offered or sold by affiliates of each registrant in market-making transactions. (9) In accordance with Rules 456(b) and 457(r), each registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, each registrant will pay "pay-as-you-go registration fees" in accordance with Rules 456(b) and 457(r). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	* Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413. (2) Also includes the presently indeterminate number of shares of preferred stock as may be issued by Dow Inc. (a) upon conversion of or exchange for any debt securities of Dow Inc. that provide for conversion or exchange into preferred stock, (b) upon exercise of warrants to purchase Dow Inc. preferred stock or (c) pursuant to Dow Inc. stock purchase contracts. (8) An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an unspecified number of securities that may be offered or sold by affiliates of each registrant in market-making transactions. (9) In accordance with Rules 456(b) and 457(r), each registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, each registrant will pay "pay-as-you-go registration fees" in accordance with Rules 456(b) and 457(r). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[3]	* Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413. (3) To be represented by depositary receipts representing an interest in all or a specified portion of shares of preferred stock. (8) An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an unspecified number of securities that may be offered or sold by affiliates of each registrant in market-making transactions. (9) In accordance with Rules 456(b) and 457(r), each registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, each registrant will pay "pay-as-you-go registration fees" in accordance with Rules 456(b) and 457(r). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[4]	* Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413. (4) Debt securities may be issued by Dow Inc. or The Dow Chemical Company. Subject to note (1), an indeterminate principal amount of debt securities may be issued, which may be senior or subordinated. (8) An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an unspecified number of securities that may be offered or sold by affiliates of each registrant in market-making transactions. (9) In accordance with Rules 456(b) and 457(r), each registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, each registrant will pay "pay-as-you-go registration fees" in accordance with Rules 456(b) and 457(r). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[5]	* Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413. (5) Debt securities issued by Dow Inc. may be guaranteed by The Dow Chemical Company. Debt securities issued by The Dow Chemical Company may be guaranteed by Dow Inc. The guarantees of debt securities will be issued without consideration. Pursuant to Rule 457(n), no registration fee is payable with respect to the guarantees of any debt securities. (8) An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an unspecified number of securities that may be offered or sold by affiliates of each registrant in market-making transactions. (9) In accordance with Rules 456(b) and 457(r), each registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, each registrant will pay "pay-as-you-go registration fees" in accordance with Rules 456(b) and 457(r). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[6]	* Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413. (6) Includes warrants to purchase common stock, preferred stock and debt securities of Dow Inc. and warrants to purchase debt securities of The Dow Chemical Company. (8) An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an unspecified number of securities that may be offered or sold by affiliates of each registrant in market-making transactions. (9) In accordance with Rules 456(b) and 457(r), each registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, each registrant will pay "pay-as-you-go registration fees" in accordance with Rules 456(b) and 457(r). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[7]	* Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413. (8) An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an unspecified number of securities that may be offered or sold by affiliates of each registrant in market-making transactions. (9) In accordance with Rules 456(b) and 457(r), each registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, each registrant will pay "pay-as-you-go registration fees" in accordance with Rules 456(b) and 457(r). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[8]	* Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413. (7) Each stock purchase unit consists of (a) a stock purchase contract and (b) a beneficial interest in debt securities, capital securities or debt obligations of third parties. (8) An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an unspecified number of securities that may be offered or sold by affiliates of each registrant in market-making transactions. (9) In accordance with Rules 456(b) and 457(r), each registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, each registrant will pay "pay-as-you-go registration fees" in accordance with Rules 456(b) and 457(r). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.